UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                               (Amendment No. 1)



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): May 10, 2007



                              Global Biotech Corp.

              (Exact name registrant as specified in its charter)




                                    Delaware
                  (State or other jurisdiction of incorporation


                                                  98-0229951
             (Commission file no.)    (IRS Employer Identification No.)

                            3810 St. Patrick Suite 2D
                                Montreal, Quebec
                                     H4E 1A4
              (Address of principal executive offices and zip code)




         Company's telephone number, including area code: (514) 935-8589

Item 4.01 Change in Registrant's Certifying Accountant

 (a) Previous Independent Accountants

     (i) Effective May 10, 2007 - Armando C. Ibarra ("Ibarra"), Certified Public Accountant, resigned as the independent certified accountant of Global Biotech Corp. (the "registrant").
..
     (ii) Ibarra's report on the Registrant's financial statements for the past fiscal year ended November 30, 2005 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles. The report was modified to include an explanatory paragraph wherein Ibarra expressed substantial doubt about the Registrant's ability to continue as a going concern.

     (iii) The change of independent accountants was approved, by the registrant's Board of Directors, on May 10, 2007.


     (iv) During the Registrant's fiscal year ended November 30, 2005, and including the interim statements issued for the fiscal year ended November 30, 2006 until May 10, 2007, there were no disagreements on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     (v) During the Registrant's fiscal year ended November 30, 2005, and until May 10, 2007, Ibarra did not advice the Registrant of any matters identified in paragraph (a)(l)(v) of Item 304 of Regulation S-K.


     (vi) The Registrant requested Ibarra to furnish a letter addressed to the SEC, stating whether it agrees with the statement made by the Registrant and, if not, stating the respect in which it doest not agree.

 (b) New Independent Accountants


     On May 10, 2007, the Registrant engaged Chang G. Park, CPA as its principle accountant to audit the Registrant's financial statements. The registrant did not consult Park on any matters described in paragraph (a)(2)(i) or item 304 of Regulation S-K during the Registrant two most recent fiscal years and up to May 10, 2007.

Item 9.01 Exhibits


Exhibits 16.1 Letter dated July16, 2007 from Armando C. Ibarra, Certified Public Accountant






Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 16, 2007


Global Biotech Corp.
By:/s/ Louis Greco
Name Louis Greco
Its: President & Acting Principal Financial Officer